As filed with the Securities and Exchange Commission on December 16, 1994
                                             Registration No. 33-________
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                           --------------------------

                          LEGGETT & PLATT, INCORPORATED
             (Exact name of registrant as specified in its charter)
             ------------------------------------------------------

     Missouri               No. 1 Leggett Road                44-0324630
(State or other         Carthage, Missouri 64836           (I.R.S. Employer
jurisdiction of             (417) 358-8131                 Identification No.)
incorporation or      (Address, including zip code, and
organization)       telephone number, including area code
                 of registrant's principal executive offices)
              --------------------------------------------------

                                 John A. Lyckman
                            Assistant General Counsel
                          Leggett & Platt, Incorporated
                               No. 1--Leggett Road
                            Carthage, Missouri  64836
                                 (417) 358-8131
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
               --------------------------------------------------

     Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective on dates, at times and on terms not currently determined.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ___
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ___

                              CALCULATION OF REGISTRATION FEE
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
                                                    Proposed              Proposed
Title of Each Class of             Amount to be     Maximum Offering      Maximum               Amount of
Securities to be Registered        Registered       Price Per Share (1)   Aggregate             Registration
                                                                          Offering Price        Fee
- -------------------------------------------------------------------------------
Common Stock, $.01 par
value and attached Preferred
Stock Purchase Rights              22,378 shares    $33.5625              $751,062              $259
- -------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, based upon the average of the high and low prices of Registrant's Common Stock on December 12, 1994 on the New York Stock Exchange Composite Tape of $33.5625.
                              -------------------------
        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
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Prospectus

                                 22,378 Shares
                          LEGGETT & PLATT, INCORPORATED
                                 Common Stock
     (and Preferred Stock Purchase Rights attached to the Common Stock)

     The shares of Common Stock, $.01 par value, (the "Common Stock") of Leggett & Platt, Incorporated, a Missouri corporation (the "Company") offered hereby (the "Shares") are being sold for the account of and by the persons named under the caption "Selling Shareholders." The Selling Shareholders have advised the Company that these Shares may be sold from time to time in transactions on the New York Stock Exchange or Pacific Stock Exchange or in negotiated transactions, in each case at prices satisfactory to the Seller. (See "Plan of Distribution.")

     The Company will receive no part of the proceeds from the sale of the Shares. The Selling Shareholders will pay all applicable stock transfer taxes, transfer fees and brokerage commissions, and related fees and expenses, but the Company will bear the cost of preparing the Registration Statement and Prospectus and all filing, legal and accounting fees incurred in connection with registration of the Shares under the federal securities laws.

     The Common Stock is listed on the New York Stock Exchange and Pacific Stock Exchange (symbol: LEG). On December 12, 1994 the average of the high and low prices of the Common Stock on the New York Stock Exchange, Composite Transactions was $33.5625 per share.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained or incorporated by reference in this Prospectus and, if given or made, such other information or representation must not be relied upon as having been authorized by the Company, any Selling Shareholder or any other person. Neither the delivery of this Prospectus nor any sale made herein shall, under the circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell or solicitation of an offer to buy the securities offered hereby to any person or by anyone in any jurisdiction in which such offer or solicitation may not lawfully be made.

             The date of this Prospectus is December 16, 1994

                           AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the offices of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; 75 Park Place, 14th Floor, New York, New York 10007; and 5757 Wilshire Blvd., Suite 500 East, Los Angeles, California 90036-3648. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Reports, proxy statements and other information concerning the Company can be inspected and copied at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York and at the office of the Pacific Stock Exchange Incorporated, Listings Department, 115 Sansone Street, Suite 1104, San Francisco, California 94104. This Prospectus does not contain all the information set forth in the Registration Statement filed by the Company with respect to the offering made hereby. Copies of such Registration Statement are available from the Commission.

             INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents have been previously filed by the Company with the Commission and are incorporated by reference into this Prospectus:

     (1)  Annual Report on Form 10-K for the year ended December 31, 1993.

     (2) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994 and September 30, 1994.

     (3) The description of the Company's common stock contained in Form 8-A dated June 5, 1979, including any amendments or reports filed for the purpose of updating such description.

     (4) The description of the Company's Preferred Stock Purchase Rights contained in Form 8-A dated February 15, 1989, including any amendments or reports filed for the purpose of updating such description.

     All reports and definitive proxy statements filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering to be made hereunder shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents, except that in no event shall any information included in any such document in response to item 402(i), (k) or (l) of Regulation S-K be deemed to constitute a part of this Prospectus.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated herein or in the Registration Statement by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). All requests for such information should be directed to the Company's executive offices at No.
1 Leggett Road, Carthage, Missouri 64836, Attention: Investor elations, (417) 358-8131.

                                THE COMPANY

     The Company was incorporated in 1901 as the successor to a partnership formed in 1883 at Carthage, Missouri. That partnership was a pioneer in the manufacture and sale of steel coil bedsprings. Products produced and sold for the furnishings industry constitute the largest portion of the Company's business. These include primarily components used by companies making furniture and bedding for homes, offices and institutions. Also in the furnishings area, the Company produces and sells some finished furniture and carpet cushioning materials. In addition, a group of diversified products is produced and sold. The Company believes it is the largest producer of a diverse range of furniture and bedding components in the United States.

     The Company's principal executive offices are located at No.
1--Leggett Road, Carthage, Missouri 64836, telephone (417) 358-8131. Unless otherwise indicated the term "Company" includes Leggett & Platt, Incorporated and its majority-owned subsidiaries.

                              USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders.

                           SELLING SHAREHOLDERS

     The following information has been provided to the Company by the persons listed below as the Selling Shareholders (the "Selling
Shareholders") including the number of shares of the Common Stock beneficially owned by each Selling Shareholder as of December 22, 1994, and the number of shares of the Common Stock being offered for the account of such Selling Shareholder pursuant to this Prospectus.

                                                                           Shares to Be Owned
Name of                         Beneficially Owned     Shares Offered      After Completion of
Selling Shareholders            Prior to Offering      Hereby              This Offering
- ---------------------           ------------------     --------------      --------------------

Douglas D. Moody                      15,004              15,004               -0-
Donna C. Bradshaw                      7,374               7,374               -0-

     None of the Selling Shareholders has held any position or office or otherwise had a material relationship with the Company within the past three years other than as a result of the ownership of the shares of the Common Stock of the Company.

     Each of the Selling Shareholders received the Shares offered hereby directly or indirectly in connection with the merger (the "Merger") of L&P Acquisition Co.-NM, a wholly-owned subsidiary of the Company, into WBSCO, Inc., a New Mexico corporation ("WBSCO"). As a result of this transaction, WBSCO became a wholly-owned subsidiary of the Company.

                           PLAN OF DISTRIBUTION

     The Shares may be sold from time to time by the Selling Shareholders or their pledgees or donees. Such sales may be made on one or more exchanges or in negotiated transactions not on an exchange at prices and on terms then prevailing or at prices related to the then current market price or at negotiated prices. The Shares may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; and (b) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts in amounts to be negotiated immediately prior to the sale which amounts will not be greater than that normally paid in connection with ordinary trading transactions.

     In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

                      PRO FORMA FINANCIAL INFORMATION

     Pro forma financial information reflecting interests acquired by the Company since December 31, 1993 is set out on the following pages.

             LEGGETT & PLATT, INCORPORATED AND SUBSIDIARIES
                                   AND
                  1994 CUMULATIVE ACQUISITION COMPANIES
               PRO FORMA CONDENSED COMBINED BALANCE SHEET
                           SEPTEMBER  30, 1994
                               (Unaudited)

The following pro forma condensed combined balance sheet combines balance sheets of Leggett & Platt, Incorporated and Subsidiaries (Leggett) and the 1994 Cumulative Acquisition Companies (Acquisition Companies) at September 30, 1994, under the assumptions set forth in the accompanying notes. The pro forma condensed combined balance sheet is not necessarily indicative of the financial position of the combined companies as it may be in the future.

(Amounts in millions)

                                             Historical                Pro Forma Adjustments
                                                     Acquisition                      Note       ProForma
                                       Leggett       Companies         Amount       Reference    Combined
   ASSETS
Current Assets
   Cash and cash equivalents           $   6.7         $   -            $ -                      $   6.7
   Receivables                           261.0            7.2             -                        268.2
   Inventories                           231.6            6.2             -                        237.8
   Other current assets                   31.1            0.6             -                         31.7
                                       -------         ------           ------                   -------

     Total current assets                530.4           14.0             -                        544.4

Property, Plan and Equipment--
at cost                                  669.5           15.8            (0.8)          (3)        684.5
   Less accumulated
   depreciation and amortization         292.5            5.3            (1.0)          (3)        296.8
                                       -------          -----            ----                     ------

     Net Property, Plant and
     Equipment                           377.0           10.5             0.2                      387.7

Other Assets
   Goodwill, net                         114.7            0.3             0.5           (3)        115.5
   Other intangibles, net                 24.9            0.1             0.5           (3)         25.5
   Sundry                                 37.3             -               -          (2) (3)       37.3
                                        ------           ----             ---                      ------
     TOTAL ASSETS                     $1,084.3         $ 24.9           $ 1.2                   $1,110.4
                                      --------         ------           -----                   --------
                                      --------         ------           -----                   --------
LIABILITIES AND SHAREHOLDERS'
EQUITY
Current Liabilities
   Accounts and notes payable         $   93.7         $  7.1           $  -                     $ 100.8
   Accrued expenses and other
   liabilities                           134.2            3.9              -                       138.1
                                      --------         ------           ------                   --------

     Total current liabilities           227.9           11.0              -                       238.9

Long-term Debt                           204.9            4.8             3.7         (2) (3)      213.4
Deferred Income Taxes and
Other Liabilities                         55.9            1.4              -                        57.3
Shareholders' Equity
   Common Stock                            0.4             -               -          (2) (3)        0.4
   Additional contributed capital        130.3            1.4            (0.5)        (2) (3)      131.2
   Retained earnings                     468.1            6.5            (2.2)          (3)        472.4
   Cumulative translation adjustment      (3.2)            -                                        (3.2)
   Less treasury stock                      -            (0.2)            0.2           (3)          0.0
                                      --------         -------           -----                    -------

     Total shareholders' equity          595.6            7.7            (2.5)                     600.8
                                      --------         -------           -----                    ------

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY                  $1,084.3         $ 24.9           $ 1.2                   $1,110.4
                                      --------         ------           -----                   --------
                                      --------         ------           -----                   --------

                               LEGGETT & PLATT, INCORPORATED AND SUBSIDIARIES
                                                       AND
                                       1994 CUMULATIVE ACQUISITION COMPANIES
                            PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
                                      NINE MONTHS ENDED SEPTEMBER  30, 1994
                                                   (Unaudited)

The following pro forma condensed combined statement of earnings combines the operations of Leggett & Platt, Incorporated and Subsidiaries (Leggett) and the 1994 Cumulative Acquisition Companies (Acquisition Companies) for the nine months ended September 30, 1994. This statement has been prepared under the assumptions set forth in the accompanying notes. The pro forma condensed combined statement of earnings is not necessarily indicative of the results of operations of the combined companies as they may be in the future or as they might have been had the acquisitions been effective January 1, 1994.

(Amounts in millions, except per share data)

                                             Historical                Pro Forma Adjustments
                                                     Acquisition                      Note       ProForma
                                       Leggett       Companies         Amount       Reference    Combined

Net Sales                              $1,366.0        $ 118.7          $(0.9)         (4)       $1,483.8

Costs, expenses and other
   Costs of goods sold                  1,052.5           96.4           (0.5)       (4) (5)      1,148.4
   Selling, distribution,
   administrative and other, net          167.6           13.0            1.0          (5)          181.6
   Interest expense                         6.6            5.1           (1.2)         (6)           10.5
                                       --------        -------          -----                    --------

     Total costs, expenses and
     other                              1,226.7          114.5           (0.7)                    1,340.5
                                        -------          -----           -----                   --------
   Earnings before income taxes           139.3            4.2           (0.2)                      143.3
Income taxes                               54.9            1.7           (0.1)          (7)          56.5
                                        -------          -----           ----                    --------

   Net Earnings                        $   84.4        $   2.5          $(0.1)                   $   86.8
                                       --------        -------          ------                   --------
                                       --------        -------          ------                   --------


Earnings Per Share                     $ 2.04                                                    $ 2.07

Average Shares Outstanding               41.4                                                     42.0

                           LEGGETT & PLATT, INCORPORATED AND SUBSIDIARIES
                                                AND
                                1994 CUMULATIVE ACQUISITION COMPANIES
                        PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
                                TWELVE MONTHS ENDED DECEMBER 31, 1993
                                             (Unaudited)

The following pro forma condensed combined statement of earnings combines the operations of Leggett & Platt, Incorporated and Subsidiaries (Leggett) and the 1994 Cumulative Acquisition Companies (Acquisition Companies) for the twelve months ended December 31, 1993. This statement has been prepared under the assumptions set forth in the accompanying notes.
The pro forma condensed combined statement of earnings is not necessarily indicative of the results of operations of the combined companies as they may be in the future or as they might have been had the acquisitions been effective January 1, 1993.

(Amounts in millions, except per share data)

                                             Historical                Pro Forma Adjustments
                                                     Acquisition                      Note       ProForma
                                       Leggett       Companies         Amount       Reference    Combined

Net Sales                              $1,526.7        $ 181.4          $(3.7)         (4)       $1,704.4

Costs, expenses and other
   Costs of goods sold                  1,177.7          142.9           (2.9)       (4) (5)      1,317.7
   Selling, distribution,
   administrative and other, net          197.8           25.5            1.0          (5)          224.3
   Interest expense                        10.2            9.0           (2.8)         (6)           16.4
                                        -------        -------          -----                    ---------

     Total costs, expenses
     and other                          1,385.7          177.4           (4.7)                    1,558.4
                                        -------        -------          -----                    --------

   Earnings before income taxes           141.0            4.0            1.0                       146.0
Income taxes                               55.1            1.6            0.4          (7)           57.1
                                        -------       --------          -----                    --------

   Net Earnings                        $   85.9        $   2.4          $ 0.6                    $   88.9
                                       --------        -------          -----                    --------
                                       --------        -------          -----                    --------

Earnings Per Share                     $ 2.09                                                    $ 2.13

Average Shares Outstanding               41.1                                                      41.7


                           LEGGETT & PLATT, INCORPORATED
                                       AND
                      1994 CUMULATIVE ACQUISITION COMPANIES
           NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                   (Unaudited)


Note 1: The pro forma financial statements reflect Leggett & Platt, Incorporated (Leggett) acquisitions of either certain assets or all of the outstanding capital stock of the 1994 Cumulative Acquisition Companies (Acquisition Companies) in exchange for $85.7 million in cash and 589,020 shares of Leggett's common stock. Included in Acquisition Companies are five purchases and one pooling of interests which have been consummated, as well as two purchases and one pooling of interests which were consummated subsequent to September 30, 1994. The pro forma condensed combined balance sheet presents the acquisitions as if they had occurred on September 30, 1994, while the pro forma condensed combined statements of earnings for the nine months ended September 30, 1994 and the year ended December 31, 1993 present the acquisitions as if they had occurred on January 1, of each year.

Note 2: To record Leggett's investment in Acquisition Companies made subsequent to September 30, 1994.

Note 3:   To eliminate Leggett's investment in Acquisition Companies.

Note 4: To eliminate sales between Leggett and Acquisition Companies prior to the respective acquisition dates.

Note 5: To record depreciation and amortization on the stepped-up basis from the purchase acquisitions.

Note 6: To reduce interest expense on debt which would have been retired through the issuance of new debt with lower interest rates assuming the acquisition dates mentioned above.

Note 7:   To record the tax expense on the items in Notes 4, 5 and 6.

                               CAPITAL STOCK

   The Company's authorized capital stock consists of 300,000,000 shares of Common Stock, $.01 par value, 1,000,000 shares of Series A Junior
Participating Preferred Stock and 99,000,000 shares of Preferred Stock without par value. As of December 7, 1994, there were 41,552,295 shares of Common Stock and no shares of preferred stock outstanding.

   A description of the Common Stock is contained in the Company's Registration Statement on Form 8-A, dated June 5, 1979, including any amendments or reports filed for the purpose of updating such description, which is incorporated by reference. A description of the Preferred Stock Purchase Rights is contained in the Company's Registration Statement on Form 8-A, dated February 15, 1989, including any amendments or reports filed for the purpose of updating such description, which is also incorporated by reference.


                              LEGAL OPINIONS

   Ernest C. Jett, Assistant General Counsel of the Company, has rendered an opinion concerning the validity of the Shares and certain other legal matters. Mr. Jett is a full-time employee of the Company. On December 8, 1994, Mr. Jett beneficially owned 21,596 shares of Common Stock and held options to purchase an additional 9,750 shares of Common Stock.

                                  EXPERTS

   The consolidated balance sheet of Leggett & Platt, Incorporated and subsidiaries as of December 31, 1992 and 1993, and the related consolidated statements of earnings, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1993, and the related schedules included in the Annual Report on Form 10-K of the Company for the year ended December 31, 1993 incorporated by reference in the Registration Statement have been examined by Price Waterhouse LLP, independent certified public accountants, as set forth in their reports hich have been incorporated herein by reference. Such financial statements and schedules are included in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

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                             TABLE OF CONTENTS

                                                              Page

Available Information. . . . . . . . . . . . . . . . . . . . . . . . . . .2

Incorporation of Certain Information
   by Reference. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

The Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4

Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4

Selling Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . .4

Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . .4

Pro Forma Financial Information. . . . . . . . . . . . . . . . . . . . . .5

Capital Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

Legal Opinions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
- --------------------------------------------------------------------------
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- --------------------------------------------------------------------------
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                      LEGGETT & PLATT, INCORPORATED

                              22,378 Shares
                              Common Stock
                             $.01 Par Value

                  (and Preferred Stock Purchase Rights
                      attached to the Common Stock)
                      -----------------------------

                               PROSPECTUS
                      -----------------------------

                            December 16, 1994




- --------------------------------------------------------------------------
- --------------------------------------------------------------------------



                                  PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

     The following table sets forth the estimated expenses of the Company in connection with the issuance and distribution of the securities being registered, exclusive of those expenses to be borne by the Selling Shareholders.

SEC registration fee . . . . . . . . . . . .         $         259
Accounting fees and expenses . . . . . . . .                   500
Legal fees and expenses. . . . . . . . . . .                   750
Printing of documents. . . . . . . . . . . .                   100
Miscellaneous. . . . . . . . . . . . . . . .                   -0-
                                                      -------------
     Total . . . . . . . . . . . . . . . . .         $       1,609
                                                     --------------
                                                     --------------

Item 15.  Indemnification of Directors and Officers

     Under the Company's Restated Articles of Incorporation and Missouri corporation laws, each of the present and former directors and officers of the Company may be entitled to indemnification under certain circumstances from certain liabilities, claims and expenses arising from any threatened, pending or completed action, suit or proceeding (including any such action, suit or proceeding arising under the Securities Act of
1933), to which they are made a party by reason of the fact that he is or was a director or officer of the Company.

     The Company insures its directors and officers against certain liabilities and has insurance against certain payments which it may be obliged to make to such persons under the indemnification provisions of its Restated Articles of Incorporation.

Item 16.  Exhibits

     5    Opinion of Ernest C. Jett, Assistant General Counsel to Registrant

     23(a)     Consent of Price Waterhouse LLP

     23(b) Consent of Ernest C. Jett, Assistant General Counsel (contained in opinion filed as Exhibit 5 hereto)

Item 17.  Undertakings

     The undersigned Registrant hereby undertakes:

(a)

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carthage, State of Missouri, on the 16th day of December, 1994.

                              LEGGETT & PLATT, INCORPORATED


                              By:  /s/ HARRY M. CORNELL, JR.
                                   Harry M. Cornell, Jr.
                                   Chairman of the Board and
                                   Chief Executive Officer

                             POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harry M. Cornell, Jr., Felix E. Wright, Robert A. Jefferies, Jr. and Michael A. Glauber, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

          Signature                             Title                        Date


(a)  Principal Executive Officer:


     /s/ HARRY M. CORNELL, JR.          Chairman of the Board, Chief     December 16, 1994
     Harry M. Cornell, Jr.              Executive Officer and Director


(b)  Principal Financial Officer
     and Principal Accounting Officer:


     /s/ MICHAEL A. GLAUBER             Senior Vice President, Finance   December 16, 1994
     Michael A. Glauber                 & Administration


(c)  Directors:


     HERBERT C. CASTEEL                 Director                         December 16, 1994
     Herbert C. Casteel


     ROBERT TED ENLOE, III              Director                         December 16, 1994
     Robert Ted Enloe, III

     RICHARD T. FISHER                  Director                         December 16, 1994
     Richard T. Fisher


     FRANK E. FORD, JR.                 Director                         December 16, 1994
     Frank E. Ford, Jr.


     ROBERT A. JEFFERIES, JR.           Director                         December 16, 1994
     Robert A. Jefferies, Jr.


     ALEXANDER M. LEVINE                Director                         December 16, 1994
     Alexander M. Levine

     JAMES C. MCCORMICK                 Director                         December 16, 1994
     James C. McCormick


     RICHARD L. PEARSALL                Director                         December 16, 1994
     Richard L. Pearsall


     MAURICE E. PURNELL, JR.            Director                         December 16, 1994
     Maurice E. Purnell, Jr.



                               EXHIBIT INDEX

Exhibit
Number                        Description

5              Opinion of Ernest C. Jett, Assistant General Counsel to the
               Registrant

23(a)          Consent of Price Waterhouse LLP

23(b)          Consent of Ernest C. Jett, Assistant General Counsel
               (contained in Opinion)














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